Exhibit 10.1

FIFTH AMENDMENT TO LEASE AGREEMENT

This Fifth Amendment to Lease Agreement (this “Fifth Amendment”) is made as of November 1, 2011, by and between ARE-2425/2400/2450 GARCIA BAYSHORE, LLC, a Delaware limited liability company (“Landlord”), and MAP PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated June 10, 2004, as amended by that certain First Amendment to Lease Agreement dated August 2, 2004, that certain Second Amendment to Lease Agreement (“Second Amendment”) dated July 26, 2006, that certain Third Amendment to Lease Agreement dated November 30, 2007, that certain Fourth Amendment to Lease Agreement (“Fourth Amendment”) dated March 26, 2008 which Fourth Amendment was superseded in its entirety by that certain Amended and Restated Fourth Amendment to Lease Agreement (“Restated Fourth Amendment”) dated July 15, 2008 (as amended, the “Lease”), pursuant to which Landlord currently leases to Tenant certain premises consisting of approximately 42,632 rentable square feet (the “Premises”) located at 2400 Bayshore Parkway, Mountain View, California. As of the date hereof, Tenant has surrendered the Interim Premises (defined in the Restated Fourth Amendment). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. Landlord and Tenant desire, subject to the terms and conditions set forth below, to among other things, (i) expand the Premises by adding approximately 8,372 rentable square feet in that certain building located at 2450 Bayshore Parkway, Mountain View, California and (ii) extend the Base Term of the Lease to expire on June 30, 2013.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	2450 Premises. In addition to the 2400 Premises, commencing on the 2450 Premises Commencement Date (as defined below), Landlord leases to Tenant, and Tenant leases from Landlord, that certain portion of the building located at 2450 Bayshore Parkway, Mountain View, California, consisting of approximately 8,372 rentable square feet, as shown on Exhibit A attached hereto (the “2450 Premises”). As of the 2450 Premises Commencement Date, Exhibit A to this Fifth Amendment is hereby added to Exhibit A to the Lease.

2.

Delivery. Landlord shall construct the 2450 Landlord’s Work (as defined in the Work Letter attached hereto as Exhibit C (“Work Letter”)) in accordance with the Work Letter. Notwithstanding anything to the contrary in the Work Letter or this Fifth Amendment, Tenant acknowledges and agrees that the portion of the 2450 Premises designated as “Existing Office” on Schedule A to the Work Letter attached hereto as Exhibit C (“Existing Office Space”) shall be delivered to Tenant in its AS-IS condition and Landlord shall have no obligation to make any improvements to the Existing Office Space; provided, however, that Landlord shall clean the carpets in the Existing Office Space prior to delivery thereof. Landlord shall use reasonable efforts to deliver the 2450 Premises to Tenant with Landlord’s 2450 Work Substantially Complete (as defined in the Work Letter) (“Delivery” or “Deliver”) on or before January 1, 2012 (“Target 2450 Premises Commencement Date”). If Landlord fails to timely Deliver the 2450 Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease with respect to the 2450 Premises shall not be void or voidable. Notwithstanding the foregoing, if Landlord does not Deliver the 2450 Premises to Tenant on or before the date that is 60 days after the Target 2450 Premises Commencement Date, for any reason other than Force Majeure delays, this Lease with respect to the 2450 Premises only may be terminated by Tenant by written notice to Landlord. If Tenant does not elect to void this Lease with respect to the 2450 Premises on or before the fifth day after the expiration of such 60-day period, such right to void this Lease with respect to the 2450 Premises shall be waived and this Lease shall remain in full force and effect.

The “2450 Premises Commencement Date” shall be the date that Landlord Delivers the 2450 Premises to Tenant with Landlord’s 2450 Work Substantially Complete subject to the terms and conditions of the Work Letter. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the 2450 Premises Commencement Date when the same is established in a form substantially similar to the form of the “Acknowledgement of Commencement Date” attached to the Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.

Except for Landlord’s 2450 Work: (i) Tenant shall accept the 2450 Premises in their condition as of the 2450 Commencement Date, subject to all applicable Legal Requirements; (ii) Landlord shall have no obligation for any defects in the 2450 Premises; and (iii) Tenant’s taking possession of the 2450 Premises shall be conclusive evidence that Tenant accepts the 2450 Premises and that the 2450 Premises were in good condition at the time possession was taken.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the 2450 Premises, and/or the suitability of the 2450 Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the 2450 Premises is suitable for the Permitted Use.

3.	Amended and New Definitions.

(a) As of the 2450 Premises Commencement Date, the following definitions on Page 1 of the Lease shall be amended and restated in their entirety or as follows:

“Building: The 2400 Building and the 2450 Building.”

“Premises: The 2400 Premises and the 2450 Premises.”

“Rentable Area of Building: 42,632 sq. ft. for the 2400 Building and 42,632 sq. ft. for the 2450 Building.”

“Building’s Share of Project: 43.08% for the 2400 Building and 43.08% for the 2450 Building.”

“Tenant’s Share of Operating Expenses for the Building: shall mean 100% for the 2400 Building and 19.64% of the 2450 Building.”

“The defined term “Rentable Area of Premises” is deleted in its entirety.”

(b) As of the 2450 Premises Commencement Date, the following definition shall be added to Page 1 of the Lease:

“2450 Premises: That portion of the 2450 Building, containing approximately 8,372 rentable square feet (“2450 Premises”), as determined by Landlord, as shown on Exhibit A.”

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4.	Term. The definition of Base Term on page 1 of the Lease is hereby amended and restated as follows:

“Base Term”: (i) with respect to the Original Premises (as defined in the Second Amendment), beginning on July 15, 2004 and ending at 11:59 p.m. on June 30, 2013, (ii) with respect to the Expansion Premises (as defined in the Second Amendment), beginning on August 1, 2006 and ending at 11:59 p.m. on June 30, 2013; (iii) with respect to the Second Expansion Premises (as defined in the Restated Fourth Amendment), beginning on February 16, 2010 and ending at 11:59 p.m. on June 30, 2013; (iv) with respect to the 2450 Premises, beginning on the 2450 Premises Commencement Date and ending at 11:59 p.m. on June 30, 2013.”

5.	Base Rent. Tenant shall continue to pay Base Rent for the 2400 Premises as required pursuant to the Lease. Commencing on the 2450 Premises Commencement Date, Tenant shall pay Base Rent for the 2450 Premises in the amount of $22,270 per month. Commencing on the first year anniversary of the 2450 Premises Commencement Date and annually thereafter (each a “2450 Adjustment Date”), Base Rent applicable to the 2450 Premises shall be increased by multiplying the Base Rent payable immediately before such 2450 Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable for the 2450 Premises immediately before such 2450 Adjustment Date. Base Rent for the 2450 Premises, as so adjusted, shall thereafter be due as provided herein.

6.	Right to Extend Term. Section 39 of the Lease is hereby deleted in its entirety and replaced with the following:

“39. Right to Extend Term.

(a) 2400 Extension Rights. Tenant shall have 4 consecutive rights (each, an “2400 Extension Right”) to extend the term of the Lease with respect to the 2400 Premises for periods of 6 months each (each, an “2400 Extension Term”) on the same terms’ and conditions as this Lease (other than Landlord’s Work, Landlord’s Alteration Work, TI Allowance, Additional TI Allowance and any terms and conditions to the extent applicable to the 2450 Premises) by giving Landlord written notice of its election to exercise each 2400 Extension Right at least 6 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of the Lease or the expiration of any prior 2400 Extension Term. Upon the exercise of a 2400 Extension Right, Base Rent shall continue to be payable at the rates set forth in the Lease for the 2400 Premises as adjusted from time to time.

(b) Rights Personal. 2400 Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease.

(c) Exceptions. Notwithstanding anything set forth above to the contrary, 2400 Extension Rights shall not be in effect and Tenant may not exercise any of the 2400 Extension Rights:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an 2400 Extension Right, whether or not the Defaults are cured.

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(d) No Extensions. The period of time within which any 2400 Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the 2400 Extension Rights.

(e) Termination. The 2400 Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an 2400 Extension Right, if, after such exercise, but prior to the commencement date of an 2400 Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an 2400 Extension Right to the date of the commencement of the 2400 Extension Term, whether or not such Defaults are cured.

(f) No Right to Extend 2450 Premises. Notwithstanding anything to the contrary contained herein, in no event shall Tenant have the right to extend the Term of the Lease with respect to the 2450 Premises and the Term of the Lease with respect to the 2450 Premises shall expire on June 30, 2013.

7.	Permitted Use. Notwithstanding anything to the contrary in the Lease, Tenant shall use the 2450 Premises solely for office use (and not for research and development/laboratory use) and otherwise in compliance with Section 7 of the Lease.

8.	Asbestos Notification.

(a) Notification. Landlord hereby notifies Tenant of the presence of asbestos-containing materials (“ACMs”) and/or presumed asbestos-containing materials (“PACMs”) within or about the 2400 Premises in the location identified in Exhibit B.

(b) Tenant Acknowledgement. Tenant hereby acknowledges receipt of the notification in paragraph (a) of this Section 8 and understands that the purpose of such notification is to make Tenant, and any agents, employees, and contractors of Tenant, aware of the presence of ACMs and/or PACMs within or about the 2400 Premises in order to avoid or minimize any damage to or disturbance of such ACMs and/or PACMs.

        TSN

Tenant’s Initials

(c) Acknowledgement from Contractors/Employees. Tenant shall give Landlord at least 14 days’ prior written notice before conducting, authorizing or permitting any of the activities listed below within or about the 2400 Premises, and before soliciting bids from any person to perform such services. Such notice shall identify or describe the proposed scope, location, date and time of such activities and the name, address and telephone number of each person who may be conducting such activities. Thereafter, Tenant shall grant Landlord reasonable access to the 2400 Premises to determine whether any ACMs or PACMs will be disturbed in connection with such activities. Tenant shall not solicit bids from any person for the performance of such activities without Landlord’s prior written approval. Upon Landlord’s request, Tenant shall deliver to Landlord a copy of a signed acknowledgement from any contractor, agent, or employee of Tenant acknowledging receipt of information describing the presence of ACMs and/or PACMs within or about the Premises in the locations identified in Exhibit B prior to the commencement of such activities. Nothing in this Section 8 shall be deemed to expand Tenant’s rights under the Lease or otherwise to conduct, authorize or permit any such activities.

(i) Removal of thermal system insulation (“TSI”) and surfacing ACMs and PACMs (i.e., sprayed-on or troweled-on material, e.g., textured ceiling paint or fireproofing material);

(ii) Removal of ACMs or PACMs that are not TSI or surfacing ACMs or PACMs; or

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(iii) Repair and maintenance of operations that are likely to disturb ACMs or PACMs.

9.	Miscellaneous.

(a) This Fifth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the matters addressed herein. This Fifth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b) This Fifth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c) This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fifth Amendment attached thereto.

(d) Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) other than Cornish & Carey Commercial Newmark Knight Frank in connection with this Fifth Amendment. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker (other than Cornish & Carey Commercial Newmark Knight Frank) claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fifth Amendment.

(e) Except as amended and/or modified by this Fifth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect unaltered and unchanged by this Fifth Amendment. In the event of any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions of this Fifth Amendment shall prevail. Whether or not specifically amended by this Fifth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fifth Amendment.

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IN WITNESS WHEREOF, this Fifth Amendment to Lease has been duly executed and delivered by Landlord and Tenant as of the date first above written.

TENANT:

MAP PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Timothy S. Nelson
Its:	President and Chief Executive Officer

LANDLORD:

ARE-2425/2400/2450 GARCIA BAYSHORE, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Eric S. Johnson
		Its:	Vice President
Real Estate Legal Affairs

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